UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2017

WEI PAI ELECTRONIC COMMERCE CO., LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-198969	30-0806514
(Commission File Number)	(I.R.S. Employer Identification No.)

20F.-5, No.91, Zhongshan 2nd Rd., Qianzhen Dist.

Kaohsiung City 806, Taiwan (R.O.C.)

(Address of Principal Executive Offices, Zip Code)

+886935514370

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On April 13, 2017, Wei Pai Electronic Commerce Co., Ltd. (formerly Petrichor Corp.) (the “Company”), terminated the engagement of KLJ & Associates, LLP (“KLJ”). The auditor reports by KLJ contained in the financial statements of the Company for the years ended May 31, 2016 and May 31, 2015, filed as part of the annual reports on Form 10-K for the year ending May 31, 2016 and May 31, 2015, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on January 14, 2014 to May 31, 2016, nor from May 31, 2016 through April 13, 2017

On April 13, 2017, the Company engaged MaloneBailey, LLP as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with MaloneBailey, LLP. The decision to hire MaloneBailey, LLP was approved by the Company’s Board of Directors.

On April 17, 2017, the Company provided KLJ with its disclosures in the Current Report on Form 8-K disclosing the dismissal of KLJ and requested in writing that KLJ furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. KLJ's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated April 17, 2017 from KLJ & Associates LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wei Pai Electronic Commerce Co., Ltd. (formerly Petrichor Corp.)

Date: April 17, 2017	By:	/s/ Hao Fa Chang
	Name:	Hao Fa Chang
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

16.1	Letter dated April 17, 2017 from KLJ & Associates LLP

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